Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of ICG Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the fiscal quarter ended June 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2004	/s/ Jeffrey R. Pearl

Jeffrey R. Pearl
Interim Chief Executive Officer
(Principal Executive Officer)

Date: August 16, 2004	/s/ Richard E. Fish. Jr.

Richard E. Fish, Jr.
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)